                                                                      EXHIBIT 99

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed consolidated financial statements have been prepared to give effect to numerous acquisitions described herein using the purchase method of accounting and are based upon the assumptions and adjustments described in the notes to the unaudited pro forma combined condensed consolidated financial statements included herein. These unaudited pro forma combined condensed consolidated financial statements were prepared as if the acquisitions had been completed on January 1, 2004 for statement of operations purposes and on December 31, 2005 for balance sheet purposes.

     The unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisitions occurred on the dates indicated, nor are they necessarily indicative of the future financial position or results of operations of LifePoint Hospitals, Inc. ("LifePoint"). Please refer to the notes to the unaudited pro forma combined condensed consolidated financial information for a detailed description of the calculation of the purchase prices. The unaudited pro forma combined condensed consolidated financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocations of purchase price to the fair values of acquired assets and assumed liabilities of each acquisition. The final allocation of the purchase price will be determined based upon the fair values of actual net tangible and intangible assets acquired and liabilities assumed. The preliminary purchase price allocations are subject to revision as more detailed analysis is completed and additional information related to the fair values of assets acquired and liabilities assumed becomes available. Any change in the fair value of the net assets will change the amount of the purchase price allocable to goodwill. Additionally, changes in working capital will change the amount of goodwill recorded. Due to these varying assumptions, final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

     These unaudited pro forma combined condensed consolidated financial statements are based upon, and should be read in conjunction with the historical consolidated financial statements of LifePoint and related notes contained in the reports and other information LifePoint has filed with the United States Securities and Exchange Commission.

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                                 BALANCE SHEET
                               DECEMBER 31, 2005

                                                                                      PRO FORMA
                                                              AS REPORTED    --------------------------
                                                               LIFEPOINT     ADJUSTMENTS(a)    COMBINED
                                                              -----------    -------------     --------
                                                                            (IN MILLIONS)
                                                 ASSETS
Current assets:
  Cash and cash equivalents.................................   $   30.4          $ 10.1         $   40.5
  Accounts receivable, net..................................      256.8            60.2            317.0
  Inventories...............................................       57.2            14.2             71.4
  Assets held for sale......................................       10.0              --             10.0
  Deferred income taxes and other current assets............       67.2             3.3             70.5
                                                               --------          ------         --------
                                                                  421.6            87.8            509.4
Property and equipment, net.................................    1,302.3           185.0          1,487.3
Deferred loan costs, net....................................       35.4             6.6             42.0
Intangible assets, net......................................        4.2              --              4.2
Other.......................................................        5.5             0.4              5.9
Goodwill....................................................    1,455.6            99.6          1,555.2
                                                               --------         -------         --------
                                                               $3,224.6         $ 379.4         $3,604.0
                                                               ========         =======         ========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $   85.6         $  23.0         $  108.6
  Accrued salaries..........................................       58.8             6.4             65.2
  Other current liabilities.................................       85.2              --             85.2
  Current maturities of long-term debt......................        0.5              --              0.5
                                                               --------         -------         --------
                                                                  230.1            29.4            259.5
Long-term debt..............................................    1,515.8           350.0          1,865.8
Deferred income taxes.......................................      124.0              --            124.0
Professional and general liability claims and other
  liabilities...............................................       60.3              --             60.3
Minority interests in equity of consolidated entities.......        6.6              --              6.6
Stockholders' equity........................................    1,287.8              --          1,287.8
                                                               --------         -------         --------
                                                               $3,224.6         $ 379.4         $3,604.0
                                                               ========         =======         ========

    The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2005

                                                                                     PRO FORMA
                                                  AS REPORTED                 -----------------------
                                                   LIFEPOINT    PROVINCE(p)   ADJUSTMENTS(b) COMBINED
                                                  -----------   -----------   -----------    --------
                                                         (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues........................................   $1,855.1       $297.6        $470.2      $ 2,622.9

Salaries and benefits...........................      730.5        116.6         187.4        1,034.5
Supplies........................................      251.6         39.2          95.2          386.0
Other operating expenses........................      311.8         56.3         109.3          477.4
Provision for doubtful accounts.................      190.3         33.6          27.7          251.6
Depreciation and amortization...................      101.1         15.3          28.9          145.3
Interest expense, net...........................       60.3          9.3          28.9           98.5
Debt retirement costs...........................       12.2           --         (12.2)            --
Transaction costs...............................       43.2          1.4         (44.6)            --
ESOP expense....................................       14.8           --           6.1           20.9
                                                   --------       ------        ------       --------
                                                    1,715.8        271.7         426.7        2,414.2
                                                   --------       ------        ------       --------
Income from continuing operations before
  minority interests and income taxes...........      139.3         25.9          43.5          208.7
Minority interests in earnings of consolidated
  entities......................................        1.1          0.1            --            1.2
                                                   --------       ------        ------       --------
Income from continuing operations before
  income taxes..................................      138.2         25.8          43.5          207.5
Provision for income taxes......................       58.4          9.8          13.8           82.0
                                                   --------       ------        ------       --------
  Income from continuing operations.............   $   79.8       $ 16.0        $ 29.7       $  125.5
                                                   ========       ======        ======       ========
Basic earnings per share:
Income from continuing operations...............   $   1.59                           (d)    $   2.30
                                                   ========                                  ========
Shares used in per share calculation -- basic...       50.1                           (d)        54.4
                                                   ========                                  ========
Diluted earnings per share:
Income from continuing operations...............   $   1.56                           (d)    $   2.24
                                                   ========                                  ========
Shares used in per share
  calculation -- diluted........................       53.2                           (d)        57.5
                                                   ========                                  ========

(p) The results of operations for Province Healthcare Company ("Province") represents the period of January 1, 2005 through April 15, 2005.

    The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                                     PRO FORMA
                                                  AS REPORTED                 -----------------------
                                                   LIFEPOINT     PROVINCE     ADJUSTMENTS(c) COMBINED
                                                  -----------   -----------   -----------    --------
                                                         (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues........................................     $996.9       $882.9        $601.2       $2,481.0

Salaries and benefits...........................      399.4        344.2         225.8          969.4
Supplies........................................      129.1        114.2         118.7          362.0
Other operating expenses........................      166.8        174.8         122.9          464.5
Provision for doubtful accounts.................       86.2         95.0          44.4          225.6
Depreciation and amortization...................       48.1         46.9          40.7          135.7
Interest expense, net...........................       12.6         29.6          37.8           80.0
Debt retirement costs...........................        1.5           --          (1.5)            --
ESOP expense....................................        9.4           --          11.4           20.8
                                                   --------       ------        ------       --------
                                                      853.1        804.7         600.2        2,258.0
                                                   --------       ------        ------       --------
Income from continuing operations before
  minority interests and income taxes...........      143.8         78.2           1.0          223.0
Minority interests in earnings of consolidated
  entities......................................        1.0          0.7            --            1.7
                                                   --------       ------        ------       --------
Income from continuing operations before
  income taxes..................................      142.8         77.5           1.0          221.3
Provision for income taxes......................       56.0         27.7           0.3           84.0
                                                   --------       ------        ------       --------
  Income from continuing operations.............   $   86.8       $ 49.8         $ 0.7       $  137.3
                                                   ========       ======        ======       ========
Basic earnings per share:
Income from continuing operations...............   $   2.34                           (d)    $   2.64
                                                   ========                                  ========
Shares used in per share calculation -- basic...       37.0                           (d)        52.0
                                                   ========                                  ========
Diluted earnings per share:
Income from continuing operations...............   $   2.20                           (d)    $   2.50
                                                   ========                                  ========
Shares used in per share
  calculation -- diluted........................       42.8                           (d)        57.5
                                                   ========                                  ========

    The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

          NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                              FINANCIAL INFORMATION


NOTE 1.  BASIS OF PRO FORMA PRESENTATION


BUSINESS COMBINATION WITH PROVINCE HEALTHCARE COMPANY

    On April 15, 2005 (the "Effective Date"), pursuant to the Agreement and Plan of Merger, dated as of August 15, 2004, by and among Historic LifePoint Hospitals, Inc. (formerly LifePoint Hospitals, Inc.) ("Historic LifePoint"), the Company, Lakers Acquisition Corp. ("LifePoint Merger Sub"), Pacers Acquisition Corp. ("Province Merger Sub") and Province Healthcare Company ("Province"), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of January 25, 2005, and Amendment No. 2 to Agreement and Plan of Merger, dated as of March 15, 2005 (as amended, the "Merger Agreement"), the Company acquired all of the outstanding capital stock of each of Historic LifePoint and Province through the merger of LifePoint Merger Sub with and into Historic LifePoint, with Historic LifePoint continuing as the surviving corporation of such merger (the "LifePoint Merger"), and the merger of Province Merger Sub with and into Province, with Province continuing as the surviving corporation of such merger, (the "Province Merger," and together with the LifePoint Merger, the "Province Business Combination"). As a result of the Province Business Combination, each of Historic LifePoint and Province is now a wholly owned subsidiary of the Company.

    Pursuant to the Merger Agreement, on the Effective Date, the shares of Common Stock, par value $0.01 per share, of Historic LifePoint ("Historic LifePoint Common Stock") outstanding as of the Effective Date were deemed to be converted into shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") on a one-for-one basis without any action required to be taken by the holders of such shares of Historic LifePoint Common Stock. Each share of common stock, par value $0.01 per share, of Province outstanding as of the Effective Date (other than any shares with respect to which appraisal rights had been perfected) was converted into the right to receive $11.375 in cash and
0.2917 of a share of Company Common Stock. The Company issued 15.0 million shares of its common stock and $586.3 million of cash to the existing stockholders and option holders of Province.

    As a result of the Province Business Combination, the Company became the successor issuer to Historic LifePoint under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and succeeded to Historic
LifePoint's reporting obligations thereunder. Pursuant to Rule 12g-3(c) promulgated under the Exchange Act, the outstanding shares of Company Common Stock, together with the associated rights to purchase preferred stock issued pursuant to the Rights Agreement, dated as of April 15, 2005 (as it may be amended and supplemented from time to time, the "Rights Agreement"), between the Company and National City Bank, as Rights Agent, are deemed to be registered under paragraph (g) of Section 12 of the Exchange Act. As a result of the Province Business Combination, the Company retired the Historic LifePoint treasury stock of $28.9 million as of April 15, 2005.

    In connection with the closing of the Province Business Combination, shares of Historic LifePoint Common Stock, which had been listed and traded on the Nasdaq National Market under the ticker symbol "LPNT," ceased to be listed and traded on the Nasdaq National Market. However, shares of Company Common Stock are now listed and traded on the Nasdaq National Market under the ticker symbol "LPNT."

    The Company believes that the Province Business Combination provides and will continue to provide efficiencies and enhance LifePoint's ability to compete effectively in complementary markets. As a result of the Province Business Combination, the Company is more geographically and financially diversified in its asset base. The Company believes that it has greater resources and increased opportunities for growth and margin expansion. The results of operations of Province are included in LifePoint's results of operations beginning April 16, 2005.

    Based on $42.79, the 20-day weighted average Historic LifePoint stock price as of April 12, 2005, and the number of shares of Province Common Stock outstanding on such date, LifePoint issued an aggregate of 15.0 million shares of its Common Stock to Province stockholders and paid Province stockholders an aggregate of $586.3 million in cash, pursuant to the terms of the Merger Agreement.

    The total purchase price of the Province Business Combination was as follows (in millions):

Fair value of LifePoint Common Stock issued                $  596.0
Cash                                                          586.3
Fair value of assumed Province debt obligations               511.6
Severance and Province stock option costs                      73.8
Direct transaction costs                                       29.9
                                                           --------
                                                           $1,797.6
                                                           ========

    Under the purchase method of accounting, the total purchase price as shown in the table above was allocated to Province's net tangible and intangible assets based upon their estimated fair values as of April 15, 2005. The excess of the purchase price over the estimated fair value of the net tangible and intangible assets is recorded as goodwill. The estimated fair value of Company Common Stock issued was based on the $39.63 Historic LifePoint average share price as of February 22, 2005, which is in accordance with Emerging Issues Task Force Issue Number 99-12, "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination" ("EITF No. 99-12"). As stated in paragraph 7 in EITF No. 99-12, the measurement date is the earliest date, from the date the terms of the acquisition are agreed to and announced to the date of final application of the formula pursuant to the acquisition agreement, on which subsequent applications of the formula do not result in a change in the number of shares or the amount of other consideration.

OTHER ACQUISITIONS

    On June 1, 2005, the Company completed its agreement with the Wythe County Community Hospital ("WCCH") Board of Directors to lease the 104-bed facility located in Wytheville, Virginia for a term of 30 years. Included in the transaction were certain working capital and major moveable equipment purchased as part of the lease agreement. The lease was finalized with a payment of $49.8 million, including working capital to WCCH. The preliminary purchase price allocation of the acquisition of WCCH is included in LifePoint's reported balance sheet as of December 31, 2005.

    Effective July 1, 2005, the Company acquired 350-bed Danville Regional Medical Center ("DRMC") and related assets in Danville, Virginia for $229.3 million, including working capital (the "Danville Acquisition"). The preliminary purchase price allocation of the acquisition of DRMC is included in LifePoint's reported balance sheet as of December 31, 2005.

PENDING ACQUISITION

    On July 14, 2005, the Company announced the signing of a definitive agreement to purchase five hospitals in Virginia and West Virginia from HCA Inc. ("HCA") for approximately $285.0 million in cash, plus working capital and other adjustments estimated to be $48.3 million. The Company expects to complete the transaction in the first quarter of 2006 subject to customary regulatory approvals.

    The five facilities (the "HCA Facilities") to be purchased from HCA are:

                           Facility                        Number of Beds
                           --------                        --------------
         Clinch Valley Medical Center, Richlands, VA             200
         St. Joseph's Hospital, Parkersburg, WV                  325
         Saint Francis Hospital, Charleston, WV                  155
         Raleigh General Hospital, Beckley, WV                   369
         Putnam General Hospital, Hurricane, WV                   68

DISCONTINUED OPERATIONS

    During the second quarter of 2005, subsequent to the Province Business Combination, the Company's Management committed to a plan to divest three hospitals acquired in the Province Business Combination. The three hospitals are Medical Center of Southern Indiana located in Charlestown, Indiana, Ashland Regional Medical Center located in Ashland, Pennsylvania, and Palo Verde Hospital located in Blythe, California. The Company divested Palo Verde Hospital on January 1, 2006 by terminating the lease of that hospital and returning it to the Hospital District of Palo Verde. The Company entered into a definitive agreement to sell both Medical Center of Southern Indiana and Ashland Regional Medical Center and the Company's management expects to complete this disposal in the first half of 2006.

    The Company has designated these three hospitals acquired in the Province Business Combination as discontinued operations, consistent with provisions of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). The results of operations, net of taxes, of these three hospitals are reflected in LifePoint's financial statements as discontinued operations in accordance with SFAS No. 144.

    The assets of the facilities to be sold are reported as assets held for sale in LifePoint's reported balance sheet and are comprised of primarily property and equipment.

NOTE 2.  PRELIMINARY PURCHASE PRICE

    The estimated total purchase price of the proposed acquisition of the facilities from HCA is $285.0 million, plus working capital and other adjustments estimated to be $48.3 million. Under the purchase method of accounting, the total estimated purchase price will be allocated to the net tangible and intangible assets acquired based upon their estimated fair values as of the date of completion of the proposed transaction. Any excess of the purchase price over the estimated fair value of the net tangible and intangible assets acquired will be recorded as goodwill. Based upon the estimated purchase price and assumptions regarding the valuation of acquired assets and liabilities, the preliminary purchase price allocation, which will change based upon the completion of the valuation to be performed by a third party valuation firm, are as follows (amounts in millions):

                                                       HCA
                                                   FACILITIES
                                                 --------------

         Net working capital                     $         48.3
         Property and equipment                           185.0
         Other long-term assets                             0.4
         Goodwill                                          99.6
                                                 --------------

              Total purchase price               $        333.3
                                                 ==============

    The depreciation and amortization related to the fair value adjustments are reflected as pro forma adjustments to the unaudited pro forma combined condensed consolidated financial statements. Goodwill represents the excess of the purchase price over the fair market value of the net tangible and intangible assets acquired and liabilities assumed. Goodwill will not be amortized and will be tested for impairment on an annual basis and whenever events or circumstances occur indicating that the goodwill may be impaired. The preliminary purchase price allocations are subject to revision as more detailed analysis is completed, including the completion of valuations to be performed by a third party valuation firm. Any change in the fair value of the assets acquired or liabilities assumed of the facilities acquired will change the amount of the purchase price allocable to goodwill. The final purchase price allocations may differ materially from the allocations presented herein.

NOTE 3. PRO FORMA ADJUSTMENTS

    Pro forma adjustments are necessary to reflect the estimated purchase price and the preliminary fair values of assets acquired and liabilities assumed for the facilities to be acquired from HCA, to reflect financing transactions associated with the proposed acquisitions, to reflect the results of operations of recent acquisitions, to reflect discontinued operations for three hospitals acquired from Province, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets, and to reflect the income tax effects related to the pro forma adjustments. There were no intercompany transactions between LifePoint and the acquired businesses.

     The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had LifePoint and the acquired businesses filed consolidated income tax returns during the periods presented.

     There are no material non-recurring adjustments in the unaudited pro forma combined condensed consolidated statements of operations.

     The accompanying unaudited pro forma combined condensed consolidated financial statements have been prepared as if the proposed acquisitions were completed on December 31, 2005 for balance sheet purposes and as of January 1, 2004 for statement of operations purposes, and reflect the following pro forma adjustments:

(a) Record the purchase price allocation and additional debt (in millions):

                  Incur additional indebtedness of $350.0 to complete the acquisition of the HCA Facilities

                  Additional indebtedness                              $ 350.0
                  Total purchase price for HCA Facilities               (333.3)
                  Loan costs associated with additional indebtedness      (6.6)
                                                                       -------
                  Increase in available cash                           $  10.1
                                                                       =======

(b) The following table has been prepared to describe each of the components of the pro forma adjustments in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005. This table is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have actually been reported had the acquisitions occurred on January 1, 2004, nor is it necessarily indicative of the future results of operations.

                    UNAUDITED PRO FORMA COMBINED ADJUSTMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005

                                         -------------------------------------------------------------------------------------------
                                              (1)            (2)           (3)            (4)             (5)
                                                                                         Other                            Total
                                             Other      Discontinued    Province      Acquisitions        Other          Pro Forma
                                          Acquisitions   Operations    Adjustments     Adjustments     Adjustments      Adjustments
                                         -------------------------------------------------------------------------------------------
Revenues                                  $  487.9        $ (17.7)    $    --          $    --        $      --          $470.2

Salaries and benefits                        205.3           (9.1)        (3.4)            (5.4)             --           187.4
Supplies                                      97.4           (1.8)        (0.4)             --               --            95.2
Other operating expenses                     115.6           (5.8)        (1.9)             1.4              --           109.3
Provision for doubtful accounts               29.3           (1.6)         --               --               --            27.7
Depreciation and amortization                 25.3           (1.0)         1.2              3.4              --            28.9
Interest expense, net                         --             --            --               --               28.9          28.9
Debt retirement costs                         --             --            --               --              (12.2)        (12.2)
Transaction costs                             --             --           (1.4)             --              (43.2)        (44.6)
ESOP expense                                  --             --            2.1              4.0              --             6.1
                                         ------------------------------------------------------------------------------------------

                                             472.9          (19.3)        (3.8)             3.4             (26.5)        426.7
                                         ------------------------------------------------------------------------------------------

Income (loss) from continuing
operations before minority
interests and income taxes                    15.0            1.6          3.8             (3.4)             26.5          43.5
Minority interests in earnings
of consolidated entities                      --             --            --               --               --            --
                                         ------------------------------------------------------------------------------------------
Income (loss) from continuing
operations before income taxes                15.0            1.6          3.8             (3.4)             26.5          43.5
Provision (benefit) for income taxes           5.8            0.6          1.5             (1.3)              7.2          13.8
                                         ------------------------------------------------------------------------------------------
Income (loss) from continuing operations  $    9.2        $   1.0     $    2.3         $   (2.1)      $      19.3      $   29.7
                                         ==========================================================================================



(1) To record the pro forma operations of WCCH during the period January 1, 2005 through May 31, 2005, DRMC during the period January 1, 2005 through June 30, 2005, and HCA Facilities during the period
          January 1, 2005 through December 31, 2005.

(2) To record the elimination of the operations of the three facilities held for sale during the period January 1, 2005 through April 15, 2005. Refer to Note 1 for a further description of these discontinued operations, as defined in SFAS No. 144.


(3) To record the pro forma adjustments related to the Province Business Combination. These adjustments primarily relate to the elimination of the expenses at the Province corporate office and to adjust depreciation and amortization expense as a result of the purchase price adjustments of Province's property and equipment. For further description of these adjustments, please refer to our Current Report on Form 8-K filed on June 10, 2005.

(4) To record the elimination of the pension expense related to the operations of WCCH, DRMC and HCA Facilities and record additional ESOP expense based upon 2.5% of salaries expense. In addition, to record property taxes for WCCH and DRMC as they were not-for-profit entities, and to adjust depreciation and amortization expense as a result of the purchase price adjustments of WCCH, DRMC and HCA Facilities property and equipment.


(5) To eliminate non-recurring transaction costs and debt retirement costs. In addition, to record pro forma interest expense based upon the debt structure of LifePoint during the period presented and an additional floating rate indebtedness of $350.0 million with an assumed average annual interest rate of 5.23%.

(c) The following table has been prepared to describe each of the components of the pro forma adjustments in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004. This table is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have actually been reported had the acquisitions occurred on January 1, 2004, nor is it necessarily indicative of future results of operations.



                    UNAUDITED PRO FORMA COMBINED ADJUSTMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                                        (4)
                                             (1)             (2)            (3)         Other              (5)            Total
                                            Other       Discontinued     Province     Acquisitions        Other         Pro Forma
                                        Acquisitions     Operations     Adjustments   Adjustments      Adjustments     Adjustments
                                        --------------------------------------------------------------------------------------------
Revenues                                    $652.8          $(51.6)        $ --           $ --           $ --            $601.2

Salaries and benefits                        271.1           (26.3)         (12.7)          (6.3)          --             225.8
Supplies                                     125.5            (5.4)          (1.4)          --             --             118.7
Other operating expenses                     143.1           (16.9)          (5.2)           1.9           --             122.9
Provision for doubtful accounts               49.3            (4.9)          --             --             --              44.4
Depreciation and amortization                 35.4            (3.2)           4.2            4.3           --              40.7
Interest expense, net                         --              --             --             --             37.8            37.8
Debt retirement costs                         --              --             --             --             (1.5)           (1.5)
ESOP expense                                  --              --              6.1            5.3           --              11.4
                                         -------------------------------------------------------------------------------------------
                                             624.4           (56.7)          (9.0)           5.2           36.3           600.2
                                         -------------------------------------------------------------------------------------------
Income (loss) from continuing
operations before minority
interests and income taxes                    28.4             5.1            9.0           (5.2)         (36.3)            1.0
Minority interests in earnings
  of consolidated entities                    --              --             --             --             --              --
                                         -------------------------------------------------------------------------------------------

Income (loss) from continuing
operations before income taxes                28.4             5.1            9.0           (5.2)         (36.3)            1.0
Provision (benefit) for income taxes          10.8             1.9            3.4           (2.0)         (13.8)            0.3
                                         -------------------------------------------------------------------------------------------
Income (loss) from continuing
  operations                                $ 17.6          $  3.2         $  5.6         $ (3.2)       $ (22.5)         $  0.7
                                         ===========================================================================================


(1) To record the pro forma operations of River Parishes Hospital during the period January 1, 2004 through June 30, 2004. LifePoint acquired River Parishes Hospital effective July 1, 2004. To record the pro forma operations of Las Cruces Medical Center during the period January 1, 2004 through May 31, 2004. Province acquired Las Cruces Medical Center effective June 1, 2004. In addition, to record the pro forma operations of WCCH, DRMC and HCA Facilities during the period January 1, 2004 through December 31, 2004.

(2) To record the elimination of the operations of the three facilities held for sale during the period January 1, 2004 through December 31, 2004. Refer to Note 1 for a further description of these discontinued operations, as defined in SFAS No. 144.

(3) To record the pro forma adjustments related to the Province Business Combination. These adjustments primarily relate to the elimination of the expenses at the Province corporate office and to adjust depreciation and amortization expense as a result of the purchase price adjustments of Province's property and equipment. For further description of these adjustments, please refer to our Current Report on Form 8-K filed on June 10, 2005.

(4) To record the elimination of the pension expense related to the operations of River Parishes Hospital, Las Cruces Medical Center, WCCH, DRMC and HCA Facilities and record additional ESOP expense based upon 2.5% of salaries expense. In addition, to record property taxes for Las Cruces Medical Center, WCCH and DRMC as they were not-for-profit entities, and to adjust depreciation and amortization expense as a result of the purchase price adjustments of River Parishes, Las Cruces Medical Center, WCCH, DRMC and HCA Facilities property and equipment.

(5) To eliminate non-recurring debt retirement costs. In addition, to record pro forma interest expense based upon the debt structure of LifePoint during the period presented and an additional floating rate indebtedness of $350.0 million with an assumed average annual interest rate of 3.25%.

 (d) Shares used to calculate unaudited pro forma income from continuing operations per share were computed by adding to LifePoint's weighted average shares outstanding of approximately 15.0 million shares of LifePoint common stock issued for the Province Business Combination.

     Diluted earnings per share is calculated using the "if-converted" method. Interest expense related to LifePoint's convertible notes, net of taxes, is added to income from continuing operations for the numerator of this calculation. The interest expense, net of taxes, added to income from continuing operations was $6.7 million and $3.3 million for the years ended December 31, 2004 and 2005, respectively.